UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2023

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400-3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Common Share	ROIVW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, the Board of Directors (the “Board”) of Roivant Sciences Ltd. (the “Company”) appointed Meghan M. FitzGerald, DrPH, to serve as a Class II director of the Company and as a member of the Nominating and Governance Committee of the Board, effective as of that date, filling a vacancy on the Board. Along with the other Class II directors, the Company expects that Ms. FitzGerald will be nominated by the Board to stand for reelection at the Company’s annual general meeting later this year. There are no arrangements or understandings between Ms. FitzGerald and any other persons pursuant to which she was selected as a director of the Company. There are no relationships or related transactions between Ms. FitzGerald and the Company that would be required to be reported. The Board has determined that Ms. FitzGerald qualifies as an “independent director” under the applicable corporate governance requirements of The Nasdaq Stock Market LLC and the Securities and Exchange Commission (the “SEC”).

Ms. FitzGerald is a global healthcare strategist, investor, academic and author. She has worked across the healthcare industry from front line patient care through the Fortune 500, and also serves as an Adjunct Professor of Health Policy at Columbia University. Ms. FitzGerald is a private equity investor where she serves as a senior advisor to several firms, including Goldman Sachs, Towerbrook and Wellspring. Ms. FitzGerald served from December 2016 to January 2020 as the Chief Executive Officer and Managing Partner at Letter One’s inaugural health vehicle, L1 Health. Prior to that, she spent twenty years working for many prominent healthcare companies, including Cardinal Heath, Medco Health Systems, Pfizer, Merck and Sanofi-Synthelabo. Currently, Ms. FitzGerald is a member of the board of directors of Tenet Healthcare and a founder of K2HealthVentures, a life science investment fund. She previously served as a director of Thimblepoint Acquisition Corp., from February to December 2021, and Arix Bioscience plc, from 2017 to 2019. Ms. FitzGerald received a Doctor of Public Health from New York Medical College, a Master of Public Health from Columbia University and a BSN in Nursing from Fairfield University. The Board believes that Ms. FitzGerald’s broad range of experience in the healthcare industry qualifies her to serve as a member of the Board.

As a non-employee director, Ms. FitzGerald will receive cash and equity compensation (including an initial equity retainer) in accordance with the terms of the Company’s Non-Executive Director Compensation Policy as described in the Company’s 2022 Annual Proxy Statement filed with the SEC on July 26, 2022. Ms. FitzGerald’s initial equity grant will be made in April 2023.

In addition, the Board has appointed Ilan Oren as Chairman of the Board. Mr. Oren has served as a director of the Company since 2014 and as Co-Chief Executive Officer of Dexcel Pharma, a privately-owned Israeli group of pharmaceutical companies, since November 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

Dated: March 16, 2023